EXHIBIT 10.82

FIRST AMENDMENT TO
AMENDED AND RESTATED
DEFERRED COMPENSATION AGREEMENT
THIS AMENDMENT is made this 7 day of December, 2011 by and between The Connecticut Water Company (together with any affiliated companies hereinafter collectively referred to as the “Employer”), and Kristen A. Johnson (hereinafter referred to as the “Employee”).
WITNESSETH:
WHEREAS, the Employer and the Employee entered into an Amended and Restated Deferred Compensation Agreement (the “Agreement”) dated February 1, 2011; and
WHEREAS, the Employer and the Employee reserved the right to amend said Agreement; and
WHEREAS, the Employer and the Employee wish to amend the Agreement in the particular set forth below;
NOW, THEREFORE, the parties hereto agree as follows:

1.	The following two sentences are added to subsection (a) of Section 3 at the end thereof:
“Effective January 1, 2012, the phrase “3 percentage points” in the first sentence of the second unnumbered paragraph of this subsection (a) of this Section 3 shall be replaced by the phrase “4 percentage points.” This change shall not impact the crediting of interest for periods prior to January 1, 2012.”

2.	Except as herein above modified and amended, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.

THE CONNECTICUT WATER COMPANY

12/9/11	By:	/s/ David C. Benoit
Date

12.7.11	/s/ Kristen A. Johnson
Date	Kristen A. Johnson

DB2/ 38218581.1

The Connecticut Water Company Deferred Compensation Agreement
Change in Election and/or Beneficiary Designation Form
Pg. 3

Received on behalf of the Employer.

12/9/11	/s/ David C. Benoit
Date	Signature

David C. Benoit
Print Name

DB2/ 38218581.1

FORM B-1
The Connecticut Water Company Deferred Compensation Agreement
Notice of Change in Election and/or Beneficiary Designation

1.	Change of Deferral

✓	Check here to make a change in deferrals. If this is not checked, I understand that my prior election remains in effect.
Pursuant to the terms of the Deferred Compensation Agreement (the “Agreement”) by and between the undersigned and The Connecticut Water Company (together with any affiliated companies collectively referred to as the “Employer”), I hereby elect to change the amount of my deferral to the following amount of my salary from the Employer payable in connection with the performance of my services as an employee of the Employer:
____ terminate deferrals
____ percent of my salary
$500 of each bi-weekly salary payment
Other: ____________________________________
Note: deferral cannot exceed twelve percent (12%) of salary.
This election shall be effective for calendar years beginning after the date hereof. I understand that to be effective, this form must be delivered to the Employer at least seven (7) days before the beginning of the calendar year in which the salary is earned.
I understand that this election to defer shall be continued as to the salary which is earned for each calendar year for which this election to defer is effective, and shall also apply to increases in salary. I also understand that I may change the amount deferred (including terminating deferrals) with respect to salary earned for calendar years commencing after my delivery to the Employer of a written notice of change, provided such form is delivered to the Employer at least seven (7) days before the beginning of the calendar year in which the salary is earned. Further, I understand that if I terminate deferrals, I may make a new election to again defer my salary pursuant to the Agreement and that any new election to defer payment of my salary must be made and delivered to the Employer at least seven (7) days before the beginning of the calendar year for which the salary is earned.

DB2/ 38218581.1

DB2/ 38218581.1